                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------



                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 24, 2001


                               INSWEB CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------


          Delaware                    000-26083              94-3220479
(State or other jurisdiction   (Commission File Number)    (IRS Employer
     of incorporation)                                   Identification No.)

                          11290 Pyrites Way, Suite 200
                        Gold River, California 95670-4481
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (916) 853-3300

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 24, 2001, InsWeb Corporation ("InsWeb") acquired from Intuit Inc. ("Intuit"), certain assets and related liabilities (the "Acquired Assets") associated with an online insurance shopping and purchasing service operated by Intuit Insurance Services, Inc., a wholly owned subsidiary of Intuit ("IIS"). In connection with the acquisition of the Acquired Assets, InsWeb and Intuit entered into a License and Distribution Agreement (the "Distribution Agreement"), pursuant to which, among other things, Intuit and InsWeb have granted one another licenses to create links between their respective websites in order to create and operate a Co-Branded Insurance Center. The Distribution Agreement also provides that InsWeb will be the exclusive aggregator of online consumer insurance services for Quicken.com, an Intuit website, and that subject to certain minimums, Intuit will share in associated revenues. Intuit is the leading provider of financial software and web-based financial services for consumers and small businesses.

         In connection with the acquisition of the Acquired Assets, InsWeb issued to Intuit shares of InsWeb common stock constituting approximately 16.6% of the outstanding shares of common stock of InsWeb after the completion of the acquisition. The shares issued to Intuit are valued at approximately $11.4 million based on the closing price of the common stock of InsWeb on January 24, 2001. The consideration paid by InsWeb for the Acquired Assets was determined through arms' length negotiation between the parties.

         InsWeb, Intuit, IIS, and certain existing InsWeb investors also entered into a Fourth Amended and Restated Investor Rights Agreement (the "Restated Rights Agreement"), providing for, among other things, the election of one representative of Intuit to the board of directors of InsWeb, certain restrictions on future acquisitions, dispositions, and voting of InsWeb common stock by Intuit, and certain registration rights in favor of Intuit.

         Additional information regarding the terms of the transaction is included in the Purchase Agreement, Distribution Agreement, and Restated Rights Agreement, which are incorporated herein by reference and attached hereto as Exhibits 2.1, 2.2, and 2.3, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

Exhibit No.                          Description
-----------                          -----------
   2.1+        Asset Purchase Agreement, dated as of November 25, 2000, by and between InsWeb Corporation, a Delaware corporation, Intuit
               Insurance Services, Inc., a Virginia corporation, and Intuit
               Inc., a Delaware corporation.

   2.2*        License and Distribution Agreement, entered into as of January
               24, 2001, between InsWeb Corporation, a Delaware corporation, and
               Intuit Inc., a Delaware corporation.

   2.3 Fourth Amended and Restated Investor Rights Agreement, made and entered into as of January 24, 2001, by among InsWeb Corporation, a Delaware corporation, Hussein Enan, an individual, Darrell J.
               Ticehurst, an individual, Nationwide Mutual Insurance Company, a mutual insurance company organized under the laws of the State of Ohio, SOFTVEN No.2 Investment Enterprise Partnership, a Japanese partnership, SOFTBANK Venture, Inc., a Japanese corporation,
               SOFTBANK America, Inc., a Delaware corporation, Insurance
               Information Exchange L.L.C., a Delaware limited liability company, Century Capital Partners, L.P., a Delaware limited partnership, Marsh & McLennan Risk Capital Holdings Ltd., a
               Delaware corporation, E.W. Blanch Holdings, Inc., a Delaware corporation, Intuit Insurance Services, Inc., a Virginia corporation, and Intuit Inc., a Delaware corporation.

------------------------
* Confidential treatment has been requested with respect to certain portions of this exhibit.
+ The Shareholders Agreement attached as Exhibit B to the Asset Purchase Agreement has been omitted pursuant to Rule 601(b) of Regulation S-K but will be supplementally furnished to the Commission upon the receipt of a request from the Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         INSWEB CORPORATION


Date:  February 8, 2001                  By:  /s/ ANDREW URUSHIMA
                                             ----------------------------------
                                              Andrew Urushima
                                              Senior Vice President, Controller

                                  EXHIBIT INDEX

Exhibit No.                          Description
-----------                          -----------
   2.1+        Asset Purchase Agreement, dated as of November 25, 2000, by and between InsWeb Corporation, a Delaware corporation, Intuit
               Insurance Services, Inc., a Virginia corporation, and Intuit
               Inc., a Delaware corporation.

   2.2*        License and Distribution Agreement, entered into as of January
               24, 2001, between InsWeb Corporation, a Delaware corporation, and
               Intuit Inc., a Delaware corporation.

   2.3 Fourth Amended and Restated Investor Rights Agreement, made and entered into as of January 24, 2001, by among InsWeb Corporation, a Delaware corporation, Hussein Enan, an individual, Darrell J.
               Ticehurst, an individual, Nationwide Mutual Insurance Company, a mutual insurance company organized under the laws of the State of Ohio, SOFTVEN No.2 Investment Enterprise Partnership, a Japanese partnership, SOFTBANK Venture, Inc., a Japanese corporation,
               SOFTBANK America, Inc., a Delaware corporation, Insurance
               Information Exchange L.L.C., a Delaware limited liability company, Century Capital Partners, L.P., a Delaware limited partnership, Marsh & McLennan Risk Capital Holdings Ltd., a
               Delaware corporation, E.W. Blanch Holdings, Inc., a Delaware corporation, Intuit Insurance Services, Inc., a Virginia corporation, and Intuit Inc., a Delaware corporation.

------------------------
* Confidential treatment has been requested with respect to certain portions of this exhibit.
+ The Shareholders Agreement attached as Exhibit B to the Asset Purchase Agreement has been omitted pursuant to Rule 601(b) of Regulation S-K but will be supplementally furnished to the Commission upon the receipt of a request from the Commission.